UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)     February 15, 2006

                             AURORA GOLD CORPORATION
             (Exact name of registrant as specified in its charter)


  Delaware                          0-24393               13-3945947
 (State or other jurisdiction      (Commission            (IRS Employer
  of incorporation)                 File Number)          Identification No.)

30 Ledgar Road, Balcatta, WA, Australia                   6021
(Address  of  principal  executive  offices)              (Zip  Code)


Registrant's Telephone Number, Including the area code:   (+61) 8 9240-2836


(Former  name  or  former  address,  if  changed  from  last  report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Information A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

AURORA  GOLD  CORPORATION
-------------------------

Item  1.01  Entry  into  a  Material  Definitive  Agreement

Aurora Gold Corporation (the "Company") is pleased to announce that the Company's wholly owned Brazilian subsidiary, Aurora Gold Mineracao Ltda, has signed an option agreement covering the Sao Joao project located in the Municipality of Itaituba, Tapajos gold province, State of Para, Brazil. The Company has commenced reconnaissance exploration programs on the project. The project is located in the southern part of the rich and largely unexplored Tapajos gold province.

The Tapajos gold province of the Amazonian Craton has produced approximately 600 metric tonnes of gold in the past 40 years. The province is a major magmatic province and contains more than 100 gold deposits and occurrences, generally hosted in granitiods of different paleo-proterozoic ages and affinities, as well as by gneisses, felsic to intermediate volcanic sand, minor gabbroic and metavolcanic-sedimentary rocks. Most of the deposits are gold bearing quartz veins, with stockworks and disseminations occurring to a lesser extent.

The southern part of the Tapajos gold province is host to a series of gold projects typically hosted in orogenic gneisses of the Cuiu-Cuiu Complex and granites of the Parauari and Creporizao Intrusive Suites.

The Sao Joao project area is located approximately 20km west of the company's highly prospective Sao Domingos project and approximately 40 km north of the Santa Isabel project. The prime targets for the Sao Joao project are located around on the intersection of regional NW and NNW faults within the Parauari Intrusive Suite and this area has been the focus of large-scale alluvial workings. The Parauari Intrusive Suite has proven to host the vast majority of gold deposits elsewhere within the Tapajos Gold Province.

Previous mining activity over a number of years focused on the alluvial deposits within its many tributaries, and has now progressed to include the saprolite host rock and out cropping quartz veins.

Aurora has conducted preliminary investigations of the Sao Joao project area, which have confirmed the existence of mineralized quartz veins and stockwork systems within these Intrusive Granite Suites.

Based on the historical occurrences of gold deposits in similar geological settings within this region of the Tapajos gold province, the Company is confident that the hard rock potential for the Sao Joao, project will define a large tonnage economic gold ore body, and is currently conducting further preliminary exploration to define drill targets for the near future.

The Sao Joao option agreement allows the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Sao Joao project mineral rights via structured cash payments. The total option agreement payments for the licence are structured as follows: April 12, 2006 - USD $20,000; September 12, 2006 - USD $25,000; September 12, 2007 - USD $60,000;
September  12,  2008  -  USD  $80,000; September 12, 2009 - USD $1,250,000 for a
total of USD $1,435,000. The vendor will have a 1.5% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in reals of the equivalent of USD $1,000,000. The option agreement can be terminated at any time upon written notice to the vendor and the Company will be free of any and all payment commitments yet to be due.


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Item  9.01       Financial  Statements  and  Exhibits

(d)  Exhibits:

99.1 Aurora Gold Corporation news release issued February 14, 2006 and disseminated through the facilities of recognized newswire services.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       AURORA  GOLD  CORPORATION

Date: February 15, 2006.               by: /s/ A. Cameron Richardson
                                           -------------------------
                                               A. Cameron Richardson
                                               President and Director